EXHIBIT 23.2

                               Consent of KPMG LLP


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                    CONSENT OF KPMG LLP INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statements (Forms S-8 Nos. 333-74369 and 333-74161) of Skibo Financial Corp. on Forms S-8 of our report dated April 30, 1999, relating to the consolidated statement of financial condition of Skibo Financial Corp. and subsidiaries as of March 31, 1999, and the related consolidated statements of income and comprehensive income, stockholders' equity and cash flows for the year then ended, which report is incorporated by reference into the March 31, 2000, annual report on Form 10-KSB/A No.1 of Skibo Financial Corp.

                                                     /s/ KPMG LLP
                                                         KPMG LLP


Pittsburgh, Pennsylvania
August 14, 2000